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                                                                    EXHIBIT 6(c)


                                AMENDMENT NO. 2

                         MASTER DISTRIBUTION AGREEMENT

         The Master Distribution Agreement (the "Agreement"), dated October 18, 1993, as amended December 8, 1994, by and between Short-Term Investments Trust, a Delaware business trust, and Fund Management Company, a Texas corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A

Treasury Portfolio

         Institutional Class
         Personal Investment Class
         Private Investment Class
         Cash Management Class
         Resource Class

Treasury TaxAdvantage Portfolio

         Institutional Class
         Private Investment Class"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:   September 19, 1995

                                           SHORT-TERM INVESTMENTS TRUST

Attest:  /s/ STEPHEN I. WINER              By: /s/ ROBERT H. GRAHAM
         ---------------------------           ---------------------------
             Assistant Secretary               President

(SEAL)

                                           FUND MANAGEMENT COMPANY

Attest:  /s/ STEPHEN I. WINER              By: /s/ J. ABBOTT SPRAGUE
         ---------------------------           ---------------------------
             Assistant Secretary               President

(SEAL)